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                                                                   EXHIBIT 10.1

                   DEBTOR'S MODIFIED PLAN OF REORGANIZATION
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                                  Article I
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                         Classification of Creditors
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The creditors are divided into the following classes:

Class 1:     Expenses of administration of the attorneys for the Debtor, and the accountants and agents of the Debtor.

Class 2:     Tax claims of governmental units to the extent they are entitled to priority under 11 USC Section 506.

Class 3:     Class 3: All non-priority unsecured claims.

                                  Article II
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                Provisions for Satisfying Claims of Creditors
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The priority claims will be satisfied in the following manner:

Class 1: The claims of all Class 1 creditors, upon allowance by the Court, will be paid in cash in full on confirmation.

Class 2: The claims of all Class 2 creditors shall be assumed by the reorganized Debtors and shall be paid in full out of the loan proceeds as set forth herein below in Article IV.

Class 3: The claims of all Class 3 creditors shall be paid by paying the claimant of each claim filed, an amount equal to two percent (2%) of the amount of such claim filed as shown on the statement of all liabilities of Debtor previously filed with the papers in this bankruptcy or by subsequent allowed claim filed by such claimant and shall be paid out of the proceeds of the loan as set forth hereinafter in Article IV.

                                 Article III
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                           Lien Rights Not Affected
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Nothing contained in this plan shall affect the right of any Class 2 creditor to perfect its lien rights under the law whether their claims arise before or after filing the petition commencing this case.

                                  Article IV
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                   Execution and Implementation of the Plan
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1.  A group of six investors ("Investor Group") headed by Mr. Ronald A. Adams
(the identity of which group of investors is described more fully below in the Article IVB) holds a claim for administrative expenses in these proceedings.
The Company has entered into an agreement with the investors, whereby the funds necessary for satisfaction of creditors' claims shall be generated from the proceeds of a loan from such investors, which loan shall be funded within thirty days of the confirmation of the Plan or any confirmed modification thereof. In exchange for the Investor Group's claim for Administrative expenses, the Company shall issue so many shares of its common stock as is necessary to vest in the Investor Group ownership of 85% of the outstanding common stock of the Company. The issuance of all securities issued under the Plan shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933 as amended or any state or local law requiring registration for an offer or sale of a security pursuant to Section 1145 of the Code.

                                  Article V
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                           Modification of the Plan
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The Debtor may propose amendments or modification of this plan at any time prior to confirmation, with leave of the Court, upon notice to the creditors committees, if any are formed. After confirmation, the Debtor may, with approval of the court, and so long as it does not materially or adversely affect the interest of the creditors, remedy any defect or omission, or reconcile any inconsistencies in the plan, or in the order of confirmation, in such a manner as may be necessary to carry out the purposes and effect of this plan.

                                  Article VI
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                          Jurisdiction of the Court
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Subject to Article 4, the Court will retain jurisdiction until this plan has been fully consummated, including, but not limited to the following purposes

1. The classification of the claim of any creditor and the re-examination of the claims which have been allowed for purposes of voting, and the determination of such objections as may be filed to creditors' claims. The failure by the Debtor to object, or to examine any claim for the purpose of voting, shall not be deemed to be a waiver of the Debtor's right to object to, or re-examine the claim in whole or in part.

2. Determination of all questions and disputes regarding title to the assets of the estate, and determination of all causes of actions, controversies, disputes, or conflicts, whether or not subject to action pending as of the date of confirmation, between the debtor and any other party, including but not limited to, any right of the Debtor to recover assets pursuant to the provision of Title 11 of the United States Code.

3. The correction of any defect, the curing of any omission, or the reconciliation of any inconsistency in this plan or the order of confirmation as may be necessary to carry out the purposes and intent of this plan.

4. The modification of this plan after confirmation pursuant to the Bankruptcy Rules and Title 11 of the United States Code.

5.  To enforce and interpret the terms and conditions of this plan.

6. Entry of any order, including injunctions, necessary to enforce the title, rights, and powers of the Debtor and to impose such limitations, restrictions, terms and conditions of such title, rights, and powers as this court may deem necessary.


7.  Entry of an order concluding and terminating this case.